UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): October 30, 2024

SYLVAMO CORPORATION

(Exact name of registrant as specified in its charter)

Commission file number 001-40718

Delaware	86-2596371
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

6077 Primacy Parkway, Memphis, Tennessee	38119
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (901) 519-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1 per share par value	SLVM	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02	Termination of a Material Definitive Agreement.

On October 30, 2024, Sylvamo North America, LLC (“Sylvamo NA”), a wholly-owned subsidiary of Sylvamo Corporation (the “Company”), and International Paper Company (“IP”) entered into an agreement (the “Termination Agreement”) to terminate the Supply and Offtake Agreement by and between IP and Sylvamo NA, dated as of September 30, 2021 (the “Georgetown Supply Agreement”). The effective date of termination is December 31, 2024. The Termination Agreement includes post-termination obligations of the parties with respect to intellectual property and inventory.

The parties mutually agreed to the early termination of the Georgetown Supply Agreement. The parties will not incur any early termination penalties under the agreement.

The Georgetown Supply Agreement was entered into in connection with the Company’s spin-off from IP in 2021. Under the agreement, IP’s Georgetown, South Carolina, mill (the “Georgetown Mill”) supplies the Company with certain products that the Company sells to some of its customers. The Company has planned for the possible termination of the Georgetown Supply Agreement since the spin-off and is in the process of transitioning to production at its mills in Ticonderoga, New York, and Eastover, South Carolina, many of the paper grades supplied under the Georgetown Supply Agreement. IP has announced that it plans to discontinue operations at the Georgetown Mill.

A summary of the material terms of the Georgetown Supply Agreement was included in the Company’s Information Statement under “The Distribution — Relationships Between Sylvamo and International Paper Following the Distribution – Supply and Offtake Agreements,” filed as Exhibit 99.1 to the Form 8-K filed by the Company with the Securities and Exchange Commission (the “SEC”) on September 3, 2021 (the “Information Statement”). A copy of the Georgetown Supply Agreement was included as Exhibit 10.5 to the Form 8-K filed by the Company with the SEC on October 1, 2021. A copy of the Termination Agreement is attached hereto as Exhibit 10.1.

The foregoing description does not purport to be complete and is qualified in its entirety by the above-referenced information in the Information Statement, the Georgetown Supply Agreement and the Termination Agreement, each of which is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On October 31, 2024, the Company issued a press release addressing the matters described in this Current Report on Form 8-K and such press release is attached hereto and furnished as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

Exhibit Number	Description

10.1	Termination Agreement, dated October 30, 2024, between Sylvamo North America LLC and International Paper Company

99.1	Press Release dated October 31, 2024

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 31, 2024	Sylvamo Corporation

	By:	/s/ Matthew Barron
	Name:	Matthew Barron
	Title:	Senior Vice President and Chief Administrative and Legal Officer